EXHIBIT 10.22

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

)
In the Matter of	)
	)	STIPULATION TO THE
BANK OF FLORIDA - TAMPA BAY	)	ISSUANCE OF A CONSENT ORDER
TAMPA, FLORIDA	)
)
	)	FDIC-09-588b
(Insured State Nonmember Bank))
)

Subject to the acceptance of this STIPULATION TO THE ISSUANCE OF A CONSENT ORDER (“CONSENT AGREEMENT”) by the Federal Deposit Insurance Corporation (“FDIC”), it is hereby stipulated and agreed by and between a representative of the Legal Division of the FDIC and Bank of Florida – Tampa Bay, Tampa, Florida (“Bank”), through its board of directors, as follows.

1. The Bank has been advised of its right to receive a written Notice of Charges and of Hearing (“Notice”) detailing the unsafe or unsound banking practices alleged to have been committed by the Bank and of its right to a hearing on the alleged charges under section 8(b)(1) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b)(1), and the FDIC’s Rules of Practice and Procedure (“Rules”), 12 C.F.R. Part 308, and has waived those rights.

2. The Bank, solely for the purpose of this proceeding and without admitting or denying any of the alleged charges of unsafe or unsound banking practices, hereby consents and agrees to the issuance of a CONSENT ORDER (“ORDER”) by the FDIC in the form attached hereto. The Bank further stipulates and agrees that such ORDER shall become effective immediately after its issuance by the FDIC and be fully enforceable by the FDIC pursuant to the provisions of section 8(i)(1) of the Act, 12 U.S.C. § 1818(i)(1), and the Rules, subject only to the conditions set forth in paragraph 3 of this CONSENT AGREEMENT.

3. In the event the FDIC accepts this CONSENT AGREEMENT and issues the ORDER, it is agreed that no action to enforce said ORDER in the United States District Court will be taken by the FDIC unless the Bank or any “institution-affiliated party”, as such term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), has violated or is about to violate any provision of the ORDER.

4. The Bank hereby waives:

(a)	the receipt of a written Notice;

(b)	all defenses to the charges to be set forth in the Notice;

(c)	a hearing for the purpose of taking evidence regarding the allegations to be set forth in the Notice;

(d)	the filing of Proposed Findings of Fact and Conclusions of Law;

(e)	a Recommended Decision of an Administrative Law Judge; and

(f)	exceptions and briefs with respect to such Recommended Decision.

Dated: 5/18/10, 2010

FEDERAL DEPOSIT INSURANCE CORPORATION LEGAL DIVISION

BY:

/s/ Barbara J. Lukes
Barbara J. Lukes
Counsel

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BANK OF FLORIDA – TAMPA BAY TAMPA, FLORIDA

BY:

/s/ Bradford G. Douglas
Bradford G. Douglas

/s/ Ignacio A. Ferras, III
Ignacio A. Ferras, III

/s/ Roy N. Hellwege
Roy N. Hellwege

/s/ H. Wingfield Hughes
H. Wingfield Hughes

Edward Kaloust

/s/ Robert E. Schmidt, Jr.
Robert E. Schmidt, Jr.

/s/ L. David Shear
L. David Shear

Robert F. Shuck

/s/ Christopher D. Willman
Christopher D. Willman

/s/ Edward A. Zbella
Edward A. Zbella

THE BOARD OF DIRECTORS

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FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

)
In the Matter of	)
)
BANK OF FLORIDA - TAMPA BAY	)	CONSENT ORDER
TAMPA, FLORIDA	)
	)	Docket No. FDIC-09-588b
)
(Insured State Nonmember Bank	)
)

The Federal Deposit Insurance Corporation (“FDIC”) is the appropriate Federal banking agency for Bank of Florida – Tampa Bay, Tampa, Florida (“Bank”), under 12 U.S.C § 1813(q).

The Bank, by and through its duly elected and acting Board of Directors (“Board”), has executed a “Stipulation to the Issuance of a Consent Order” (“Stipulation”), dated May 18, 2009, that is accepted by the FDIC. With the Stipulation, the Bank has consented, without admitting or denying any charges of unsafe or unsound banking practices relating to weaknesses in capital, earnings, liquidity, and asset quality, to the issuance of this Consent Order (“ORDER”) by the FDIC.

IT IS FURTHER ORDERED, that the Bank, its institution-affiliated parties, and its successors and assigns take affirmative action as follows:

1.	BOARD OF DIRECTORS

(a) As of the effective date of this ORDER, the Board shall increase its participation in the affairs of the Bank, assuming full responsibility for the approval of sound policies and objectives and for the supervision of all of the Bank’s activities, consistent with the role and expertise commonly expected for directors of banks of comparable size. The Board shall prepare in advance and follow a detailed written agenda for each meeting, including consideration of the actions of any committees. Nothing in the foregoing sentences shall preclude the Board from considering matters other than those contained in the agenda. This participation shall include meetings to be held no less frequently than monthly at which, at a minimum, the following areas shall be reviewed and approved: reports of income and expenses; new, overdue, renewal, insider, charged-off, and recovered loans; investment activity; operating policies; and individual committee actions. Board minutes shall document these reviews and approvals, including the names of any dissenting directors.

(b) Within 30 days from the effective date of this ORDER, the Board shall have in place a program that will provide for monitoring of the Bank’s compliance with this ORDER. Following the adoption of the program, the Board shall review the Bank’s compliance with this ORDER and record its review in the minutes of each regularly scheduled Board meeting. Establishment of this committee does not in any way diminish the responsibility of the entire Board to ensure compliance with the provisions of this ORDER.

2.	MANAGEMENT

(a) During the life of this ORDER, the Bank shall have and retain qualified management with the qualifications and experience commensurate with assigned duties and responsibilities at the Bank. Each member of management shall be provided appropriate written authority from the Bank’s Board to implement the provisions of this ORDER.

(b) The qualifications of management shall be assessed on its ability to:

(i) comply with the requirements of this ORDER;

(ii) operate the Bank in a safe and sound manner;

(iii) comply with applicable laws and regulations; and

(iv) restore all aspects of the Bank to a safe and sound condition, including, but not limited to, asset quality, capital adequacy, earnings, management effectiveness, risk management, liquidity, and sensitivity to market risk.

3.	CAPITAL

(a) The Bank shall have capital at a level sufficient to restore the Bank to an “adequately capitalized” capital category as defined in 12 C.F.R. § 325.103(b)(2).

(b) Within 30 days of the effective date of this ORDER, the Bank shall submit to the Regional Director of the FDIC’s Atlanta Regional Office (“Regional Director”) a plan to achieve and maintain the following minimum capital levels as defined in 12 C.F.R. Part 325, after establishing an adequate allowance for loan and lease losses (“ALLL”):

(i) Tier 1 capital at least equal to eight (8.0%) percent of total assets; and

(ii) Total risk-based capital at least equal to twelve (12.0%) percent of total risk-weighted assets.

(c) Within 30 days of the last day of each calendar quarter, the Bank shall determine, from its Reports of Condition and Income, its capital ratios for that calendar quarter. If any capital measure falls below the established minimum, within 30 days of such required determination of capital ratios, the Bank shall submit a written plan to the FDIC, describing the means and timing by which the Bank shall increase such ratios up to or in excess of the established minimum.

4.	ALLOWANCE FOR LOAN AND LEASE LOSSES

Within 30 days from the effective date of this ORDER, the Board shall review the adequacy of the ALLL and establish a comprehensive policy for determining the adequacy of the ALLL. For the purpose of this determination, the adequacy of the ALLL shall be determined after the charge-off of all loans or other items classified “Loss”. The policy shall provide for a review of the ALLL at least once each calendar quarter. Said review shall be completed in time to properly report the ALLL in the quarterly Reports of Condition and Income. The review shall focus on the results of the Bank’s internal loan review, loan and lease loss experience, trends of delinquent and non-accrual loans, an estimate of potential loss exposure of significant credits, concentrations of credit, and present and prospective economic conditions. A deficiency in the ALLL shall be remedied in the calendar quarter it is discovered, prior to submitting the Reports of Condition and Income, by a charge to current operating earnings. The minutes of the Board meeting at which such review is undertaken shall indicate the results of the review. The Bank’s policy for determining the adequacy of the ALLL and its implementation shall be satisfactory to the Regional Director.

5.	REDUCTION OF CLASSIFIED ASSETS

(a) Within 45 days from the effective date of this ORDER, the Bank shall formulate and implement a written plan to reduce the Bank’s risk exposure in each asset, or relationship in excess of $500,000 classified “Substandard” and/or “Doubtful” by the FDIC as of March 1, 2010. In developing the plan mandated by this paragraph, the Bank shall, at a minimum, with respect to each adversely classified loan or lease, review, analyze, and document the financial position of the borrower, including source of repayment, repayment ability, and alternative repayment sources, as well as the value and accessibility of any pledged or assigned collateral, and any possible actions to improve the Bank’s collateral.

(b) Additionally, while this ORDER remains in effect, the Bank shall, within 30 days from the receipt of any official Report of Examination of the Bank from the FDIC or the Florida Office of Financial Regulation, eliminate from its books, by collection, charge-off, or other proper entries, the remaining balance of any asset classified “Loss” and 50 percent of the those classified “Doubtful” unless otherwise approved in writing by the Regional Director.

6.	REDUCE CONCENTRATIONS OF CREDIT

Within 45 days from the effective date of this ORDER, the Bank shall perform a risk segmentation analysis with respect to Concentrations of Credit. Concentrations should be identified by product type, geographic distribution, underlying collateral or other asset groups, which are considered economically related and in the aggregate represent a large portion of the Bank’s Tier 1 capital. The Bank shall develop a written plan approved by its Board and acceptable to the FDIC to systematically reduce any segment of the portfolio which the FDIC deems to be an undue concentration of credit in relation to the Bank’s Tier 1 capital. At a minimum the plan must provide for written procedures for the ongoing measurement and monitoring of the concentrations of credit, and a limit on concentrations commensurate with the Bank’s capital position, safe and sound banking practices, and the overall risk profile of the Bank.

7.	PLAN FOR EXPENSES/PROFITABILITY

(a) Within 60 days from the effective date of this ORDER, the Bank shall formulate and implement a written profit plan and a realistic, comprehensive budget for all categories of income and expense. This plan shall be forwarded to the Regional Director for review and comment and shall address, at a minimum, the following:

(i) goals and strategies for improving and sustaining the earnings of the Bank;

(ii) the major areas in, and means by which the Bank will seek to improve the Bank’s operating performance; and

(iii) the operating assumptions that form the basis for, and adequately support, major projected income and expense components.

(b) Following the end of each calendar quarter, the Board shall evaluate the Bank’s actual performance in relation to the plan required by this paragraph and shall record the results of the evaluation, and any actions taken by the Bank in the minutes of the Board meeting at which such evaluation is undertaken.

8.	FUNDS MANAGEMENT PLAN

Within 60 days from the effective date of this ORDER, the Bank shall adopt and implement a written plan addressing liquidity, contingent funding, and asset liability management. A copy of the plan shall be submitted to the Regional Director upon its completion for review and comment. Within 30 days from the receipt of any comments from the Regional Director, the Bank shall incorporate those recommended changes. Thereafter, the Bank shall implement and follow the plan. Annually during the life of this ORDER, the Bank shall review this plan for adequacy and, based upon such review, shall make appropriate revisions to the plan that are necessary to strengthen funds management procedures and maintain adequate provisions to meet the Bank’s liquidity needs.

9.	ASSET GROWTH LIMITATIONS

During the life of this ORDER, the Bank shall limit asset growth to 10 percent per annum and in no event shall asset growth result in noncompliance with the capital maintenance provisions of this ORDER without receiving prior written approval of the Regional Director.

10.	RESTRICTIONS ON CERTAIN PAYMENTS

(a) While this ORDER is in effect, the Bank shall not declare or pay dividends or bonuses without the prior written approval of the Regional Director. All requests for prior approval shall be received at least 30 days prior to the proposed dividend or bonus payment declaration date (at least 5 days with respect to any request filed within the first 30 days after the date of this ORDER) and shall contain, but not be limited to, an analysis of the impact such dividend or bonus payment would have on the Bank’s capital, income, and/or liquidity positions.

(b) During the term of this ORDER, the Bank shall not issue, or make any distributions of interest, principal or other sums, on subordinated debentures, if any, without the prior written approval of the Regional Director.

11.	BROKERED DEPOSITS

(a) Throughout the effective life of this ORDER, the Bank shall not accept, renew, or rollover any brokered deposit, as defined by 12 C.F.R. § 337.6(a)(2), unless it is in compliance with the requirements of 12 C.F.R. § 337.6(b), governing solicitation and acceptance of brokered deposits by insured depository institutions.

(b) The Bank shall comply with the restrictions on the effective yields on deposits described in 12 C.F.R. § 337.6.

12.	DISCLOSURE

Following the effective date of this ORDER, the Bank shall send to its shareholders or otherwise furnish a description of this ORDER in conjunction with the Bank’s next shareholder communication and also in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting. The description shall fully describe the ORDER in all material respects. The description and any accompanying communication, statement or notice shall be sent to the FDIC, Division of Supervision and Consumer Protection, Accounting and Securities Disclosure Section, 550 17th Street, N.W., Room F-6066, Washington, D.C. 20429, at least fifteen (15) days prior to dissemination to shareholders. Any changes requested to be made by the FDIC shall be made prior to dissemination of the description, communication, notice, or statement.

13.	PROGRESS REPORTS

Within 30 days from the end of the first quarter following the effective date of this ORDER, and within 15 days of the end of each quarter thereafter, the Bank shall furnish written progress reports to the Regional Director detailing the form and manner of any actions taken to secure compliance with this ORDER and the results thereof. Such reports shall include a copy of the Bank’s Report of Condition and the Bank’s Report of Income. Such reports may be discontinued when the corrections required by this ORDER have been accomplished and the Regional Director has released the Bank in writing from making further reports. All progress reports and other written responses to this ORDER shall be reviewed by the Board and made a part of the minutes of the appropriate Board meeting.

The provisions of this ORDER shall not bar, estop, or otherwise prevent the FDIC or any other federal or state agency or department from taking any other action against the Bank or any of the Bank’s current or former institution-affiliated parties.

This ORDER shall be effective on the date of issuance.

The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

The provisions of this ORDER shall remain effective and enforceable except to the extent that and until such time as any provision has been modified, terminated, suspended, or set aside by the FDIC.

Issued Pursuant to Delegated Authority

Dated this 20th day of May, 2010

/s/ C. Kenneth Wells
for
Thomas J. Dujenski
Regional Director
Division of Supervision and Consumer Protection
Atlanta Region
Federal Deposit Insurance Corporation

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